UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12

The Phoenix Companies, Inc.

(Name of Registrant as Specified in its Charter)

 N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 6, 2015, Nassau Reinsurance Group Holdings, L.P. (including its affiliates, “Nassau”) submitted the required regulatory filings for requesting approvals to the previously announced acquisition of The Phoenix Companies, Inc. (the “Company”) by Nassau from the New York Department of Financial Services and the Connecticut Insurance Department. In connection with such filings, the Company made available to its employees the following information:

Update on merger with Nassau: required regulatory filings submitted

We reached another milestone toward the completion of our transaction, as Nassau submitted required regulatory filings requesting approvals of the merger from the New York Department of Financial Services and from the Connecticut Insurance Department. Approval of the merger from both Connecticut and New York insurance regulators is required before the merger can be completed. The regulators in both states will now begin the process of reviewing the requests. In Connecticut, the regulator will hold a public hearing on the merger.

The regulatory filings each contain a Plan of Operations, which outlines Nassau’s initial approach to managing Phoenix after the merger. Click here for Q&As that cover the key points relayed in the Plans of Operations.

Phoenix/Nassau Transaction

Additional Q & As

November 16, 2015

1.	Can you summarize Nassau’s Plan of Operations?

•	Nassau intends to operate Phoenix as a going concern, in a manner consistent with the company’s current strategic focus.

•	Phoenix will be Nassau’s U.S. life and annuity platform and will remain headquartered at One American Row in Hartford, CT, with a home office in East Greenbush, NY. Nassau expects to retain a material portion of Phoenix’s current workforce.

•	Nassau’s immediate objectives are to stabilize Phoenix’s balance sheet through its $100 million new capital contribution, implement a series of expense reductions, and focus business initiatives and resources on restoring profitability.

•	Over time, Nassau expects these actions will stabilize and improve Phoenix’s financial condition and financial strength ratings, both of which will serve to support longer-term sales and growth plans.

2.	Are there any planned changes to Phoenix’s corporate structure after completion of the merger?

•	Phoenix will be a privately held, wholly-owned subsidiary of Nassau.

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•	Phoenix’s insurance company subsidiaries (Phoenix Life Insurance Company, PHL Variable Insurance Company, Phoenix Life and Annuity Company and American Phoenix Life and Reassurance) will continue to operate as wholly-owned subsidiaries.

•	Phoenix distribution company, Saybrus Partners will become a subsidiary of Nassau to further support Nassau’s and Saybrus’ long-term growth plans.

3.	What are Nassau’s plans for employment levels after the completion of the merger?

•	Nassau expects existing business and corporate functions in Hartford and East Greenbush will remain in its current locations.

•	Nassau plans to retain a material portion of Phoenix’s workforce, as well as Saybrus personnel. Nassau has noted that it will continue to analyze the potential for rationalizing expenses, including by outsourcing certain functions of the company. Nassau does expect to reduce headcount over time and may consider rebadging some employees to become employed by strategic third-party administration partners.

•	Nassau has not made any definitive decisions regarding specific areas for reductions and will continue to work through closing to assess which areas of the company’s business can be streamlined to operate more efficiently.

•	Nassau expects to begin implementing its staffing strategy shortly after closing, which will continue for multiple years after closing.

4.	Has Nassau committed to any minimum employment levels in its filing to the regulators?

•	Yes. In the regulatory filings, Nassau committed to maintain minimum employment levels in Connecticut and New York over the next several years.

•	It is important to understand these are minimums and that actual employment levels could be higher than the minimums.

•	It is still too early to determine future staffing levels or the timeframe for any specific staffing changes. Nassau expects to begin implementing its staffing strategy shortly after closing, which will continue for multiple years after closing. The guaranteed minimum job level commitments are as follows:

Connecticut

Year	Guaranteed Minimum Job Levels (as a % of Current Employees)
2016	60%
2017	55%
2018	50%

New York

Year	Guaranteed Minimum Job Levels (as a % of Current Employees)
2016	80%
2017	65%
2018	55%
2019	50%

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5.	What is Nassau’s overall approach to expenses?

•	Nassau plans to implement significant expense reductions over the next five years while simultaneously improving the company’s infrastructure and upgrading and consolidating administrative systems. Nassau expects to realize savings after completion of the merger from Phoenix becoming a private company and by moving to a more variable-cost operating model.

6.	What are Nassau’s sales, product and policy administration strategies for Phoenix?

•	Nassau is currently evaluating Phoenix’s product lines and individual products to assess risk, return and capital consumption with an eye toward improving financial strength ratings that will allow us to compete more effectively.

•	Nassau intends to continue sales of fixed annuities, and the business plan contemplates an annual target of $500 million in 2016. Nassau anticipates continuing sales of life products, however sales levels will be driven predominantly by financial strength ratings and acceptable levels of capital consumption.

•	Nassau intends to simplify policy administration services through a model that implements an appropriately balanced number of consolidated and outsourced systems and processes for products that are no longer sold. Nassau also intends to invest in new technologies and capabilities for growth products and services.

7.	Will there be changes to financial reporting staffing once Phoenix stops having public company reporting obligations?

•	Nassau expects Phoenix to continue to maintain financial reporting staff with expertise in compliance with GAAP. Nassau believes that continuing to maintain such GAAP expertise and continuity may be valuable in the future if the company seeks to access the capital markets. It is also necessary for the company to meet its registered product requirements. Statutory reporting requirements are unchanged.

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Important Information For Investors And Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of The Phoenix Companies, Inc. by Nassau Reinsurance Group Holdings L.P. In connection with this proposed acquisition, Phoenix has filed a preliminary proxy statement on October 30, 2015 on Schedule 14A. Phoenix will also file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a definitive proxy statement and may file other documents in connection with the proposed acquisition. This communication is not a substitute for any proxy statement or other document Phoenix may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF PHOENIX ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement (when available) will be mailed to stockholders of Phoenix. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Phoenix through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Phoenix will be available free of charge on Phoenix’s internet website at http://www.phoenixwm.com or by contacting Phoenix’s Investor Relations Director by email at pnx.ir@phoenixwm.com or by phone at 860-403-7100.

Participants in Solicitation

Phoenix, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in such solicitation in connection with the proposed merger is set forth in the proxy statement filed with the SEC. Information about the directors and executive officers of Phoenix is set forth in its Annual Report of Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 31, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 2, 2015, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015, which were filed with the SEC on August 10, 2015 and November 9, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on August 10, 2015, August 11, 2015, September 29, 2015, September 30, 2015, November 9, 2015, and November 12, 2015.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement that was filed with the SEC on October 30, 2015 and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

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The Phoenix Companies, Inc.

One American Row

PO Box 5056 Hartford, CT 06102-5056

Tel. 860-403-7100

www.phoenixwm.com

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Cautionary Statement Regarding Forward-Looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to regulatory approvals and the expected timing, completion and effects of the proposed merger, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of restatements of financial statements and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. These risks and uncertainties include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, which could have a material adverse effect on us and our stock price; the inability to consummate the proposed merger or the inability to consummate the merger in the timeframe or manner currently anticipated, due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction could have a material adverse effect on us and our stock price. Our ability to maintain a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, no assurance can be given that such expectations will prove to have been correct and persons reading this material are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Except as

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required by law, we do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this material, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this material, such statements or disclosures will be deemed to modify or supersede such statements in this material.

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